Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

January 26, 2010

Graham Packaging Company Inc.

2401 Pleasant Valley Road

York, Pennsylvania 17402

Ladies and Gentlemen:

We have acted as counsel to Graham Packaging Company Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-163956) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (a) the issuance by the Company of shares of common stock, par value $0.01 per share (the “Common Stock”) (together with any additional shares of such Common Stock that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the “Company Shares”), and (b) the sale by the selling stockholders listed in the Registration Statement (the “Selling Stockholders”) of shares of Common Stock of the Company (together with any additional shares of such Common Stock that may be sold by the Selling Stockholders pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the “Selling Stockholders Shares” and, together with the Company Shares, the “Shares”). The Company and the Selling Stockholders will sell in the aggregate up to 26,833,334 Shares (together with any additional shares of such Common Stock that may be issued by the Company or sold by the Selling Stockholders pursuant to Rule 462(b)) in the offering described in the Registration Statement).

We have examined the Registration Statement and a form of share certificate representing the Common Stock of the Company, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (1) (a) when the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to authorize and approve the issuance of the Shares, and (b) upon payment and delivery in accordance with the underwriting agreement approved by the Pricing Committee of the Board (the “Pricing Committee”) and the Selling Stockholders, the Company Shares will be validly issued, fully paid and nonassessable, and (2) upon payment and delivery in accordance with the underwriting agreement approved by the Pricing Committee and the Selling Stockholders, the Selling Stockholders Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP